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                                                            Exhibit 23.08
                                                            -------------

               CONSENT OF SYNERGY CONSULTING SERVICES CORPORATION



          We hereby consent to the reference to our report containing the results of our evaluation of the Callaway Nuclear Generating Station of Union Electric Company referred to in the joint proxy statement/prospectus included in this registration statement and to all references to our firm included in or made a part of this registration statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder.



                                    /s/ John C. Guibert
                                    SYNERGY CONSULTING SERVICES
                                    CORPORATION


Chapel Hill, North Carolina
Date: November 13, 1995